The Vantagepoint Funds
FYE 12/31/2005
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %

	All-Equity Growth		Long-Term Growth		Traditional Growth
Name of Fund Owned	Market Value	% of Total MV	Market Value	% of Total MV	Market Value	% of Total MV

Growth & Income	$60,518,378	19.91%	$239,628,871	19.81%	$169,833,716	14.95%
Equity Income	$45,561,710	14.99%	$156,450,522	12.94%	$113,089,088	9.96%
International	$46,459,518	15.28%	$150,759,124	12.47%	$117,955,963	10.39%
US Government	$0	0.00%	$0	0.00%	$0	0.00%
Short Term Bond	$0	0.00%	$0	0.00%	$224,178,424	19.74%
Aggressive Opportunities	$60,749,959	19.98%	$181,099,770	14.97%	$114,628,785	10.09%
Core Bond	$0	0.00%	$241,784,589	19.99%	$225,585,456	19.86%
Growth	$90,720,375	29.84%	$239,724,148	19.82%	$170,511,783	15.01%
Overseas Equity Index	$0	0.00%	$0	0.00%	$0	0.00%
Mid/Small Company Index	$0	0.00%	$0	0.00%	$0	0.00%

Total Market Value	$304,009,940	100.00%	$1,209,447,024	100.00%	$1,135,783,215	100.00%

	Conservative Growth		Savings Oriented
Name of Fund Owned	Market Value	% of Total MV	Market Value	% of Total MV

Growth & Income	$51,023,985	9.94%	$27,999,904	9.96%
Equity Income	$51,126,328	9.96%	$28,022,695	9.97%
International	$36,624,585	7.14%	$14,093,305	5.01%
US Government	$0	0.00%	$28,124,422	10.01%
Short Term Bond	$153,691,261	29.96%	$98,392,572	35.01%
Aggressive Opportunities	$25,654,987	5.00%	$0	0.00%
Core Bond	$154,153,766	30.05%	$84,444,040	30.04%
Growth	$40,777,081	7.95%	$0	0.00%
Overseas Equity Index	$0	0.00%	$0	0.00%
Mid/Small Company Index	$0	0.00%	$0	0.00%

Total Market Value	$513,051,993	100.00%	$281,076,938	100.00%

The Vantagepoint Funds
FYE 12/31/2005
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %

	Milestone Retirement Income		Milestone 2010		Milestone 2015
Name of Fund Owned	Market Value	% of Total MV	Market Value	% of Total MV	Market Value	% of Total MV

Growth & Income	$1,966,702	14.96%	$6,858,053	25.74%	$12,644,667	30.50%
Equity Income	$1,311,134	9.97%	$2,658,980	9.97%	$3,815,684	9.20%
International	$655,567	4.99%	$2,047,415	7.68%	$4,799,390	11.57%
US Government	$0	0.00%	$0	0.00%	$0	0.00%
Short Term Bond	$4,604,365	35.02%	$5,737,218	21.53%	$4,566,998	11.02%
Aggressive Opportunities	$0	0.00%	$0	0.00%	$0	0.00%
Core Bond	$4,609,699	35.06%	$8,146,364	30.57%	$10,594,972	25.55%
Growth	$0	0.00%	$1,196,541	4.49%	$2,438,333	5.88%
Overseas Equity Index	$0	0.00%	$0	0.00%	$0	0.00%
Mid/Small Company Index	$0	0.00%	$0	0.00%	$2,604,971	6.28%

Total Market Value	$13,147,467	100.00%	$26,644,571	99.98%	$41,465,015	100.00%

	Milestone 2020		Milestone 2025
Name of Fund Owned	Market Value	% of Total MV	Market Value	% of Total MV

Growth & Income	$9,167,632	33.65%	$7,115,377	36.52%
Equity Income	$2,452,047	9.00%	$1,788,250	9.18%
International	$3,755,195	13.78%	$3,081,246	15.82%
US Government	$0	0.00%		0.00%
Short Term Bond	$1,502,037	5.51%	$97,565	0.50%
Aggressive Opportunities	$0	0.00%		0.00%
Core Bond	$6,218,554	22.83%	$3,956,149	20.31%
Growth	$1,754,999	6.44%	$1,347,164	6.91%
Overseas Equity Index	$0	0.00%		0.00%
Mid/Small Company Index	$2,394,578	8.79%	$2,095,718	10.76%

Total Market Value	$27,245,042	100.00%	$19,481,469	100.00%

The Vantagepoint Funds
FYE 12/31/2005
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %

	Milestone 2030		Milestone 2035		Milestone 2040
Name of Fund Owned	Market Value	% of Total MV	Market Value	% of Total MV	Market Value	% of Total MV

Growth & Income	$3,851,358	38.31%	$1,773,162	39.79%	$1,218,748	39.51%
Equity Income	$816,137	8.12%	$319,645	7.17%	$223,091	7.23%
International	$1,788,075	17.78%	$881,406	19.78%	$619,604	20.09%
US Government	$0	0.00%	$0	0.00%	$0	0.00%
Short Term Bond	$0	0.00%	$0	0.00%	$0	0.00%
Aggressive Opportunities	$0	0.00%	$0	0.00%	$0	0.00%
Core Bond	$1,564,015	15.56%	$469,485	10.54%	$311,039	10.08%
Growth	$748,314	7.44%	$353,790	7.94%	$247,620	8.03%
Overseas Equity Index	$0	0.00%	$0	0.00%	$0	0.00%
Mid/Small Company Index	$1,285,775	12.79%	$658,736	14.78%	$464,492	15.06%

Total Market Value	$10,053,674	100.00%	$4,456,224	100.00%	$3,084,594	100.00%